Exhibit 99.1

 PRESS RELEASE

1801 Russellville Road Bowling Green, Kentucky 42101 Holley.com

HOLLEY ANNOUNCES PRELIMINARY SECOND QUARTER 2022 RESULTS

Company provides updated full year 2022 outlook

Announces date for the release of its final second quarter 2022 financial results

BOWLING GREEN, KY – July 28, 2022 – While the company is still conducting financial closing procedures for the second quarter, Holley Inc. (NYSE: HLLY) today announced preliminary results for the 13-week period ended July 3, 2022, and provided an updated outlook for fiscal year 2022.

Preliminary Second Quarter Highlights vs. Prior Year Period

●	Preliminary Net Sales of $179.4 million, down $13.6 million (7.1%) from second quarter 2021
●	Preliminary Gross Profit of $75.3 million, down $5.9 million (7.3%) from second quarter 2021
●	Preliminary Net Income of $40.6 million, up $17.5 million from the $23.1 million recorded in the second quarter of 2021
●	Preliminary Adjusted EBITDA[1] of $37.2 million, down $16.9 million (31.3%) from 2021

1See “Use and Reconciliation of Non-GAAP Financial Measures” below.

“Second quarter sales fell short of expectations, driven by microchip shortages and other supply chain challenges that prevented us from building and shipping many of our most popular products,” said Tom Tomlinson, Holley’s Chief Executive Officer. “Growth in DTC sales was more than offset by resellers that reduced their purchases below their out-the-door sales levels, indicating that some sell-down of reseller inventory also occurred in the quarter. This is all against the backdrop of challenging economic conditions and softening consumer demand.”

Full Year 2022 Outlook

Holley revised its outlook for the full year 2022 to the following:

	Revised Full Year 2022 Guidance Range	Previous Full Year 2022 Guidance Range
Net Sales	$700 - $725 million	$765 - $790 million
Adjusted EBITDA	$135 - $145 million	$186 - $194 million
Capital Expenditures	$14 - $16 million	$14 - $16 million
Depreciation and Amortization	$24 - 26 million	$24 - $26 million
Interest Expense	$33 - $35 million	$30 - $32 million

“Given our second quarter results and our latest view of supply chain conditions, which worsened during the quarter, we are revising our outlook for the full year 2022,” said Dominic Bardos, Holley’s Chief Financial Officer. “Our most popular electronic products have driven significant growth in previous quarters, and we now expect the microchip shortages we experienced in the second quarter to persist throughout 2022. Our revised guidance also incorporates the reduction of certain expenses in the forecast period to bring them more in line with the expected sales volume levels.”

Second Quarter 2022 Financial Results Conference Call

Holley will host a conference call and live webcast on Thursday, August 11, 2022, at 8:30 a.m. (Eastern Daylight Time) to discuss the Company’s second quarter 2022 final financial results. The Company’s earnings release for the second quarter 2022 will be issued before the market opens on Thursday, August 11, 2022, and will be available on the Investor Relations page of the Company’s website at investor.holley.com.

Hosting the call will be Holley Inc. President and Chief Executive Officer, Tom Tomlinson, Chief Financial Officer, Dominic Bardos, and Executive Vice President of Corporate Development and New Ventures, Vinod Nimmagadda.

Date:	Thursday, August 11, 2022
Time:	8:30 a.m. Eastern Daylight Time
Dial-In #:	United States: 1-877-407-4019 (Toll Free)
United States: 1-201-689-8337 (Toll)

Access Code:	13731249

Alternatively, the conference call will be webcast at:

Event URL: https://event.choruscall.com/mediaframe/webcast.html?webcastid=BJ6XoDYf

For those unable to participate, a telephone replay recording will be available until Thursday, August 18, 2022. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13731249. A web-based archive of the conference call will also be available at the Company’s website.

About Holley Inc.

Holley Inc. (NYSE: HLLY) is a leading designer, marketer, and manufacturer of high-performance products for car and truck enthusiasts. Holley offers the largest portfolio of iconic brands that deliver innovation and inspiration to a large and diverse community of millions of avid automotive enthusiasts who are passionate about the performance and personalization of their classic and modern cars. Holley has disrupted the performance category by putting the enthusiast consumer first, developing innovative new products, and building a robust M&A process that has added meaningful scale and diversity to its platform. For more information on Holley, visit https://www.holley.com.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability to recognize the anticipated benefits of the business combination with Empower LTD, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 2) costs related to the business combination and Holley becoming a public company; 3) disruptions to Holley's operations, including as a result of cybersecurity incidents; 4) changes in applicable laws or regulations; 5) the outcome of any legal proceedings that may be instituted against Holley; 6) general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine); 7) the possibility that Holley may be adversely affected by other economic, business and/or competitive factors; 8) Holley’s estimates of its financial performance; 9) the impact of the novel coronavirus disease pandemic and its effect on business and financial conditions; and 10) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 15, 2022, and that are otherwise described or updated from time to time in Holley’s filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes any duty to update these forward-looking statements, except as otherwise required by law.

Investor Relations:

Ross Collins / Stephen Poe

Alpha IR Group

312-445-2870

HLLY@alpha-ir.com

[Financial Table to Follow]

Holley believes EBITDA and Adjusted EBITDA are useful to investors in evaluating the Company’s financial performance. In addition, Holley uses these measures internally to establish forecasts, budgets and operational goals to manage and monitor its business. Holley believes that these non-GAAP financial measures help to depict a more realistic representation of the performance of the underlying business, enabling the Company to evaluate and plan more effectively for the future.

HOLLEY INC.

USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

	For the thirteen weeks ended
	July 3,	June 27,
	2022	2021
Net Income	$40,563	$23,098

Adjustments:
Interest Expense	8,961	11,174
Income Taxes	3,023	5,790
Depreciation	2,523	2,201
Amortization	3,662	3,502
EBITDA	58,732	45,765

Acquisition and Restructuring Costs	1,691	2,676
Change in Fair Value of Warrant Liability	(23,168)	—
Change in Fair Value of Earn-Out Liability	(4,234)	—
Equity-Based Compensation Expense	3,483	131
Related Party Acquisition and Management Fee Costs	—	1,658
Notable Items	378	3,862
Other Expense	325	47
Adjusted EBITDA	$37,207	$54,139

Holley defines EBITDA as earnings before (a) interest expense, (b) income taxes and (c) depreciation and amortization. Holley defines Adjusted EBITDA as EBITDA plus (i) acquisition integration and restructuring costs, (ii) an adjustment in 2021 due to a change in the fair value of the Simpson acquisition contingent consideration payable, (iii) changes in the fair value of the warrant liability, (iv) changes in the fair value of the earn-out liability, (v) compensation expense related to equity awards, (vi) related party acquisition and management fee costs, (vii) notable items that in 2022 consist primarily of non-cash adjustments related to the adoption of ASC 842, "Leases," and in 2021 consist primarily of the amortization of the fair market value increase in inventory due to acquisitions, and (viii) other expenses, which includes losses from disposal of fixed assets and foreign currency transactions. We have included within the definition of Adjusted EBITDA the changes in the fair value of the warrant liability, changes in the fair value of the earn-out liability and losses from the early extinguishment of debt, as management believes such matters, when they occur, do not directly reflect the performance of the underlying business.

EBITDA and Adjusted EBITDA are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and may be different from non-GAAP financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing Holley’s financial performance. These metrics should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP.

A forecast for full year 2022 Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide a reconciliation of these measures without unreasonable effort.